UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 18, 2016, the Compensation Committee of the Board of Directors of Eagle Bancorp, Inc. (the “Company”) approved base salaries for calendar year 2016 (retroactive to January 1, 2016), cash bonus awards under the Company’s Senior Executive Incentive Plan (“the “SEIP”) for 2015 performance, a cost of living adjustment for Mr. Paul, and the award of shares of time-vested restricted stock and performance based restricted stock units (“PRSUs”) under the Company’s 2006 Stock Plan, to the Company’s named executive officers, as set forth below.

Name	Title	2016 Annual Salary	SEIP Bonus for 2015 Performance	Shares of Time-Vested Restricted Stock Awarded	PRSUs Awarded (at Target )	Cost of Living Adjustment
Ronald D. Paul	President and CEO – Company, CEO - Bank	$863,565	$1,775,075	25,071	13,500	$25,907
James H. Langmead	EVP and CFO – Company and Bank	$425,429	$353,426	6,989	3,763	--
Antonio F. Marquez	EVP & CLO – Commercial Real Estate - Bank	$368,056	$417,284	5,786	3,115	--
Susan G. Riel	EVP – Company; SEVP & COO – Bank	$478,806	$342,668	8,971	4,831	--
Janice L. Williams	EVP & Chief Credit Officer – Bank	$391,758	$430,034	5,500	2,962	--

All awards of time-vested restricted stock vest in three substantially equal installments commencing on the first anniversary of the date of grant, subject to the terms of the 2006 Stock Plan and the form of award certificate. PRSUs are awards of the right to receive shares of common stock based upon the Company’s achievement in respect of specified performance measures over a three year performance period, 2016-2018, as compared to the companies comprising the KBW Regional Bank Index (the “Index”).  PRSUs are awarded at target, meaning the number of shares which would vest of the Company met the target level of performance for each performance metric.  The number of shares actually earned may be higher or lower, depending upon the level of the Company’s performance in respect of each metric. The table below establishes the performance goals and payment ranges, all relative to the Index, for the 2016-2018 performance period.  A copy of the Company’s 2016 Long Term Incentive Plan, under which the awards of time vested restricted stock and PRSUs were established, is included as Exhibit 10.1 to this report.

Measures	Weight	Threshold	Target	Stretch/Maximum
Average Annual Earnings Per Share Growth	33 1/3%	Median	62.5% Percentile	75% Percentile
Average Annual Total Shareholder Return	33 1/3%	Median	62.5% Percentile	75% Percentile
Average Annual Return on Average Assets	33 1/3%	Median	62.5% Percentile	75% Percentile
Payout Range (% of Target)	100%	50%	100%	150%

Mr. Paul was not awarded a salary increase, but was awarded a 3% cost of living adjustment.  The characterization of his award as a cost of living adjustment is intended to avoid the impact of a salary increase on the multipliers relating to Mr. Paul’s entitlement for awards or payments under his employment agreement and other bonus and equity compensation plan formulas.  The salary increases for other named executive officers includes a cost of living component.

On February 18, 2015, the Compensation Committee also approved the Senior Executive Incentive Plan for 2016 performance. The SEIP is a non-equity incentive compensation plan pursuant to which participating officers may earn cash incentive awards if certain pre-determined targets, including overall Company level performance and individual performance targets are met.  Awards under either Senior Executive Incentive Plan may also be paid in stock, through awards under the Company’s stock plan, in the discretion of the Compensation Committee.  A redacted version of the plan, which does not disclose certain target goals and compensation levels for which confidential treatment has been requested, is attached as Exhibit 10.2 to this report.

Item 9.01                                           Financial Statements and Exhibits

(d)  Exhibits.

Number	Description
10.1	2016 Long Term Incentive Plan
10.2	2016 Senior Executive Incentive Plan – Revised (redacted, confidential treatment requested for certain portions of the plan.)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: February 24, 2016